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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



       Date of Report (date of earliest event reported): NOVEMBER 8, 2005



                            LIBERTY MEDIA CORPORATION
             (Exact name of registrant as specified in its charter)


             DELAWARE                      0-20421               84-1288730
 (State or other jurisdiction of         (Commission          (I.R.S. Employer
  incorporation or organization)         File Number)        Identification No.)




                               12300 LIBERTY BLVD.
                            ENGLEWOOD, COLORADO 80112
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (720) 875-5400

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

BENNETT SEVERANCE ARRANGEMENT

     On November 8, 2005, the Board of Directors of Liberty Media Corporation (the Company) approved severance and compensation arrangements for the Company's President, Robert R. Bennett. On August 2, 2005, Mr. Bennett resigned as Chief Executive Officer of the Company but continued as the President and a director of the Company. At that time, the Company's Board of Directors elected John C. Malone, Chairman of the Board of Directors of the Company, to replace Mr. Bennett as Chief Executive Officer until a successor had been identified, at which time Mr. Malone would resign as Chief Executive Officer and Mr. Bennett would resign as President. Following their respective resignations, Mr. Bennett will remain a director of the Company, at least until the Company's 2006 annual shareholders meeting, and Mr. Malone will remain the Company's Chairman of the Board. In recognition of Mr. Bennett's many years of service and his contributions to the Company, the Board of Directors has approved the following arrangements:

     Through March 31, 2006, Mr. Bennett will be entitled to continue receiving his base salary of $1,000,000 per annum and all amounts payable to him under his previously disclosed deferred compensation arrangements. He is also entitled to receive a performance bonus in an amount to be determined by the Company's Board of Directors, not to exceed $750,000. From April 1, 2006 through March 31, 2008, Mr. Bennett will be entitled to receive salary at the rate of $500,000 per annum. During that two-year period, he will be entitled to office support services and to use of the Company's New York City apartment. From April 1, 2006 through August 31, 2014, Mr. Bennett will be entitled to receive salary at the rate of $3,000 per annum and an additional amount of cash compensation based on the hours of service provided to the Company at an hourly rate to be agreed by the Company and Mr. Bennett. Mr. Bennett will be entitled to continue his participation in the Company's welfare benefit plans, including medical and dental care coverage and life and disability insurance benefits, through August 31, 2014, subject to the terms and conditions of those plans. All amounts in Mr. Bennett's deferred compensation accounts will continue to accrue interest and will be paid out in accordance with the terms of his deferred compensation arrangements.

     Through April 30, 2006, Mr. Bennett will be entitled to 60 hours of personal use of the Company's aircraft, to be charged to Mr. Bennett at standard industry fare levels as determined in accordance with IRS regulations.

     The Incentive Plan Committee of the Company's Board of Directors approved the immediate vesting of all unvested outstanding (i) options to purchase shares of common stock of the Company and (ii) stock appreciation rights with respect to shares of common stock of the Company, in each case, held by Mr. Bennett on that date.

MAFFEI COMPENSATION ARRANGEMENT

     On November 8, 2005, the Board of Directors of the Company and the Incentive Plan Committee thereof approved compensation arrangements for Gregory
B. Maffei in connection with his appointment as CEO-Elect of the Company. Mr. Maffei also was elected as a director of the Company on that date.

     Effective November 14, 2005, Mr. Maffei will be entitled to receive base salary at the rate of $1,000,000 per annum, plus a performance bonus based on the achievement of goals to be determined by the Company's Board of Directors, not to exceed $1,000,000 per annum. Until June 30, 2006, the Company will reimburse Mr. Maffei for his commuting costs and will employ an administrative assistant near his current place of residence. The Company will also reimburse Mr. Maffei for expenses incurred in relocating his principal residence to the Denver area.
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     Also on November 8, 2005, Mr. Maffei was granted options to acquire 5.5 million shares of the Company's Series A common stock, vesting quarterly over four years beginning on the grant date, at an exercise price of $7.95 per share, which was the closing price of the Company's Series A common stock on the New York Stock Exchange on that date.

     In the event of Mr. Maffei's involuntary termination without cause, Mr. Maffei will be entitled to continue receiving his base salary for a period of eighteen months after the date of such termination, together with any portion of his performance bonus determined by the Company's Board of Directors to have been earned prior to his termination. Unvested options held by Mr. Maffei will vest to the extent that they would have vested in that eighteen month period had Mr. Maffei continued to be employed throughout that period.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(c)  APPOINTMENT OF PRINCIPAL OFFICER

     On November 8, 2005, the Board of Directors of the Company appointed Mr. Maffei as CEO-Elect of the Company and, as discussed below in Item 5.02(d), elected Mr. Maffei as a director of the Company.

     Mr. Maffei, who was born on May 24, 1960, is expected to become President and Chief Executive Officer of the Company when he is able to relocate his principal residence to the Denver area. That relocation is expected to occur in the first half of 2006.

     There is no family relationship between Mr. Maffei and any director or executive officer of the Company. Additional biographical and other information about Mr. Maffei required to be included in this Item 5.02(c) is incorporated by reference to the press release filed as Exhibit 99.1 to this report.

     As of the date of this report, Mr. Maffei has not entered into any transaction requiring disclosure under Item 404(a) of Regulation S-K.

     Mr. Maffei has not entered into any employment agreement with the Company. The information included in Item 1.01 of this report under the heading "Maffei Compensation Arrangement" is incorporated by reference in this Item 5.02(c).

(d)  ELECTION OF DIRECTOR

     As described above, on November 8, 2005, the Board of Directors of the Company elected Mr. Maffei as a director of the Company. Mr. Maffei was not selected to be a director of the Company pursuant to any arrangement or understanding between Mr. Maffei and any other person.

     The Board of Directors of the Company has not yet determined whether to name Mr. Maffei to any of its committees.

     As of the date of this report, Mr. Maffei has not entered into any transaction requiring disclosure under Item 404(a) of Regulation S-K.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)  EXHIBITS.

EXHIBIT NO.       NAME

99.1              Press Release


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2005

                                    LIBERTY MEDIA CORPORATION


                                    By: /s/ CHARLES Y. TANABE
                                        ------------------------------------
                                        Name:  Charles Y. Tanabe
                                        Title: Senior Vice President and General
                                               Counsel
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                                  EXHIBIT INDEX

EXHIBIT NO.       NAME

99.1              Press Release